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                                                                   EXHIBIT 4.21


                            VISION TWENTY-ONE, INC.
                 SIXTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

         This Sixth Amendment and Waiver to Credit Agreement (herein, the "Amendment") is entered into as of December 3, 1999, among Vision Twenty-One, Inc., a Florida corporation (the "Borrower"), the Banks party hereto, and Bank of Montreal as Agent for the Banks.


                             PRELIMINARY STATEMENTS

         A. The Borrower, the Banks, and the Agent are parties to an Amended and Restated Credit Agreement, dated as of July 1, 1998, as amended (herein, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         B. The Borrower has requested that the Bank of Montreal ("BOM") increase the bridge loan facility from $3,000,000 in the aggregate to $4,400,000 in the aggregate, extend the final maturity of the bridge loan facility, and extend the effectiveness of certain waivers granted to the Borrower under the Credit Agreement, and BOM and the other Banks are willing to do so on the terms and conditions as provided for in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

                  1.1. Subsection (a) of Section 1.14 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                       (a) Bridge Loans. Subject to all of the terms and
                  conditions hereof, during the period from and including November 12, 1999, to but not including January 31, 2000 (the "Bridge Loan Period"), Bank of Montreal ("BOM") agrees to make loans (the "Bridge Loans", the Bridge Loans to constitute Loans for all purposes of the Loan Documents except that such Loans shall only be made by BOM and no other Bank shall have any obligation to fund any part thereof or purchase a participation therein) to the Borrower under a short-term bridge loan facility in an aggregate amount at any one time outstanding not to exceed (i) $3,000,000 through the period ending December 2, 1999, and (ii) $4,400,000 at all times thereafter (the "Bridge Loan Commitment"); provided, however, that Bridge Loans shall be available to the Borrower only if and so long as the Revolving Credit Commitments of the Banks are fully utilized and the



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                  maximum amount of Loans thereunder are outstanding. Bridge
                  Loans may be availed of by the Borrower from time to time during the Bridge Loan Period and borrowings thereunder may be repaid and used again through but not including the last day of the Bridge Loan Period, at which time the Bridge Loan Commitment shall expire. The Borrower hereby promises to pay all Bridge Loans (both for principal and interest) on the last day of the Bridge Loan Period, the final maturity thereof. BOM's obligation to make any Bridge Loan shall be subject to the further condition that all conditions set forth herein and in Section 7.2 shall have been satisfied (with all references to a Borrowing therein to be deemed a reference to an advance of a Bridge Loan). Advances of Bridge Loans shall also be subject to the notice requirements for Borrowings under the terms of Section 1.6 of this Agreement. BOM shall maintain on its internal records an account evidencing the indebtedness of the Borrower to BOM owing to it in respect of the Bridge Loans, including the principal amount of the Bridge Loans made by it and the interest thereon and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absence manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligation to repay all principal and interest in respect of the Bridge Loans. Upon request by BOM, the Borrower shall execute and deliver to BOM a promissory note to evidence the Bridge Loans (the "Bridge Loan Note", the Bridge Loan Note to constitute a Note for all purposes of the Loan Documents), the Bridge Loan Note to be payable to the order of BOM in the principal amount of $4,400,000 and otherwise in the form of Exhibit J hereto. Without regard to the face principal amount of the Bridge Loan Note, the actual principal amount at any time outstanding and owing by the Borrower on account of the Bridge Loan Note shall be the sum of all Bridge Loans then or theretofore made thereon less all payments actually received thereon.

                  1.2. Exhibit J to the Credit Agreement is hereby amended and restated to read as set forth in the form attached to this Amendment as Annex A attached hereto.

SECTION 2.        WAIVERS.

         2.1. The Borrower has requested that the Banks temporarily waive the Borrower's non-compliance with Section 1.4 which required payment of interest on November 30, 1999, in the amount of approximately $497,102 (which payment remains outstanding and unpaid). In order to accommodate the Borrower's request, the Banks hereby agree to temporarily waive the Borrower's non-compliance with Section 1.4 of the Credit Agreement with respect to interest due November 30, 1999, through the period ending December 31, 1999, at which time all such interest, together with interest otherwise due under
Section 1.4 of the Credit Agreement, shall be



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due and payable. This waiver is conditioned upon the satisfaction of the conditions precedent set forth in Section 3 below. The Banks expect and require that the Borrower comply with Section 1.4 of the Credit Agreement with respect to the November 30, 1999, interest payment on or before December 31, 1999. If the Borrower is not in compliance with Section 1.4 of the Credit Agreement as of December 31, 1999 (including payment of interest due on that date as well as the November 30, 1999, interest payment), the waiver set forth herein shall no longer be in effect and the same shall constitute an Event of Default pursuant to Section 9 of the Credit Agreement and the Banks shall be entitled to exercise any and all of their rights and remedies under the Loan Documents as a result thereof.

         2.2. The Borrower has requested that the Banks temporarily waive effective September 30, 1999, the Borrower's non-compliance with the following covenants contained in the Credit Agreement: (i) Section 1.8(b) which required payment of the September 30, 1999, principal installment of $388,040.80 due with respect to the Term A Loans, (ii) Section 1.4 which required timely payment of interest when due in the amount of $409,411.96 which payment was received on October 6 and 7, 1999, which was after the applicable grace period,
(iii) Section 8.5(a) which required the furnishing of the July 1999, August 1999, and September 1999 monthly financial statements to the Banks, (iv)
Section 4.2 which required putting in place blocked account arrangements, (v)
Section 8.5(h) which required providing the Banks with written notice of default, and (vi) Section 8.34 which will require repayment of the Loans by $2,000,000 out of the proceeds of repayment of advances made by the Borrower to the practice groups. In order to accommodate the Borrower's request, the Banks hereby agree to temporarily waive the Borrower's non-compliance with the above-referenced covenants through the period ending January 31, 2000. This waiver is conditioned upon the satisfaction of the conditions precedent set forth in Section 3 below. The Banks expect and require that the Borrower comply with the covenants referred to in clauses (i)-(vi) above on or before January 31, 2000. If the Borrower is not in compliance with covenants listed in clauses
(i)-(vi) above as of January 31, 2000, the waiver set forth herein shall no longer be in effect and the Banks shall be entitled to enforce the covenants referenced above as Events of Default pursuant to Section 9 of the Credit Agreement and any and all of the Banks' rights and remedies under the Loan Documents as a result thereof.

         2.3. Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. This waiver does not extend to or cover any other Events of Default which may now or hereafter exist under the Credit Agreement, this waiver being expressly limited to the covenants referred to in Sections 2.1 and
2.2 above.

SECTION 3.        CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  3.1. The Borrower, the Agent, and the Banks shall have executed and delivered this Amendment.



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                  3.2.  Each Material Subsidiary shall have executed its
         acknowledgement and consent to this Amendment in the space provided for that purpose below.

                  3.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

SECTION 4.        RELEASE OF CLAIMS.

         TO INDUCE THE BANKS AND THE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND, BY SIGNING THE ACKNOWLEDGEMENT AND CONSENT REFERRED TO BELOW, EACH OF ITS SUBSIDIARIES HEREBY RELEASE, ACQUIT, AND FOREVER DISCHARGE THE BANKS AND THE AGENT AND EACH OF THEIR AFFILIATES (INCLUDING, WITHOUT LIMITATION, NESBITT BURNS SECURITIES, INC. AND HARRIS TRUST AND SAVINGS BANK), AND THEIR OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT THEY NOW HAVE OR EVER HAD AGAINST THE BANKS AND THE AGENT AND THEIR AFFILIATES, OR ANY ONE OR MORE OF THEM INDIVIDUALLY, UNDER OR IN CONNECTION WITH THE CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER CREDIT, DEPOSIT OR OTHER FINANCIAL ACCOMMODATION MADE AVAILABLE TO THE BORROWER OR ANY ONE OR MORE OF ITS SUBSIDIARIES.

SECTION 5.        MISCELLANEOUS.

         5.1. The Borrower has heretofore executed and delivered to the Agent and the Banks certain of the Collateral Documents. The Borrower hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Agent and the Banks thereunder, the obligations of the Borrower thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired, or discharged hereby. The Borrower hereby acknowledges and agrees that the Bridge Loans constitute Obligations secured by each of the Collateral Documents. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

         5.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         5.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent.



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         5.4.  This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

         5.5. This Amendment together with the other Loan Documents represent the entire agreement of the Borrower, its Subsidiaries, the Banks and the Agent with respect to the subject matter hereof and thereof, and there are no promises or undertakings by the Banks or the Agent relative to the subject matter hereof or thereof not expressly set forth therein. While the Agent and the Banks intend to review and discuss with the Borrower the situation arising as a result of the existing Events of Default and the Borrower's current financial condition and business prospects, no such discussions shall be binding upon the Agent or the Banks or otherwise create any additional obligations unless agrees to in writing by the parties hereto. The Agent and the Banks make no representations as to what actions, if any, the Agent and the Banks will take after the expiration of the waiver period set forth in Section 2 above with respect to the Events of Default referred to therein if uncured at that time or with respect to any other Event of Default not subject to the limited waiver of Section 2 above, and the Agent and the Banks must and do specifically reserve any and all rights and remedies they have (after giving effect to this Amendment) with respect to any such Event of Default.

                          [SIGNATURE PAGES TO FOLLOW]



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         This Sixth Amendment to Amended and Restated Credit Agreement is dated as of the date and year first above written.


                                                          VISION TWENTY-ONE, INC.


                                                          By  /s/ Theodore N. Gillette
                                                            -----------------------------
                                                          Name    Theodore N. Gillette
                                                          Title   Chief Executive Officer

         Accepted and agreed to as of the day and year last above written.

BANK OF MONTREAL, in its individual                       PILGRIM PRIME RATE TRUST
  Capacity as a Bank and as a Agent                           By:  Pilgrim Investments, Inc., as its
                                                                   Investment Manager


By /s/ Jack J. Kane                                       By /s/ Jeffrey A. Bakalar
  ------------------------                                  -----------------------------
Name   Jack J. Kane                                       Name   Jeffrey A. Bakalar
Title  Director                                           Title  Vice President

BANK ONE TEXAS, N.A.                                      PILGRIM AMERICA HIGH INCOME INVESTMENTS LTD.
                                                              By:  Pilgrim Investments, Inc., as its
                                                                   Investment Manager


By /s/ Lawrence Rhum                                      By /s/ Jeffrey A. Bakalar
  ------------------------                                  -----------------------------
Name   Lawrence Rhum                                      Name   Jeffrey A. Bakalar
Title  Vice President                                     Title  Vice President

PACIFICA PARTNERS I, L.P.                                 MERRILL LYNCH BUSINESS FINANCIAL
     By: Imperial Credit Asset                            SERVICES, INC.
         Management, as its
         Investment Manager


By /s/ Michael J. Bacevich                                By /s/ Jeremy M. Dhein
  ------------------------                                  -----------------------------
Name   Michael J. Bacevich                                Name   Jeremy M. Dhein
Title  Senior Vice President                              Title  Assistant Vice President


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                          ACKNOWLEDGEMENT AND CONSENT

         The undersigned, being all of the Material Subsidiaries of Vision Twenty-One, Inc., have heretofore executed and delivered to the Agent and the Banks one or more Guaranties and Collateral Documents. Each of the undersigned hereby consents to the Sixth Amendment to Credit Agreement as set forth above and confirms that its Guaranty and Collateral Documents, and all of its obligations thereunder, remain in full force and effect and, without limiting the foregoing, acknowledges and agrees that the Bridge Loans constitute Obligations guaranteed by, or otherwise secured by, the Loan Documents executed by it. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Loan Documents referred to above.

                                "GUARANTORS"

                                VISION 21 PHYSICIAN PRACTICE MANAGEMENT COMPANY VISION 21 OF SOUTHERN ARIZONA, INC.
                                VISION 21 OF SIERRA VISTA, INC.
                                VISION 21 MANAGEMENT SERVICES, INC.
                                VISION 21 MANAGED EYE CARE OF TAMPA BAY, INC. VISION TWENTY-ONE MANAGED EYE CARE IPA, INC. BBG-COA, INC.
                                BLOCK VISION, INC.
                                UVC INDEPENDENT PRACTICE ASSOCIATION, INC.
                                MEC HEALTH CARE, INC.
                                LSI ACQUISITION, INC.
                                VISION TWENTY-ONE EYE SURGERY CENTERS, INC.
                                EYE SURGERY CENTER MANAGEMENT, INC.
                                VISION TWENTY-ONE REFRACTIVE CENTER, INC.
                                VISION TWENTY-ONE OF WISCONSIN, INC.



                                By /s/ Theodore N. Gillette
                                  -----------------------------------------
                                       Theodore N. Gillette, an authorized
                                       signatory for each of the
                                       above-referenced entities



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

                 ANNEX A TO SIXTH AMENDMENT TO CREDIT AGREEMENT



                                   EXHIBIT J

                                BRIDGE LOAN NOTE

U.S. $4,400,000                                              ____________, 1999


         FOR VALUE RECEIVED, the undersigned, VISION TWENTY-ONE, INC., a Florida corporation (the "Borrower"), promises to pay to the order of Bank of Montreal (the "Bank") on the last day of the Bridge Loan Period at the principal office of the Agent in Chicago, Illinois, in immediately available funds, the principal sum of Four Million Four Hundred Thousand Dollars ($4,400,000) or, if less, the aggregate unpaid principal amount of all Bridge Loans made by the Bank to the Borrower pursuant to the Credit Agreement and with each such Bridge Loan to mature and become payable as provided in the Credit Agreement, together with interest on the principal amount of each such Bridge Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Note, each Bridge Loan made by it together with all payments of principal and interest and the principal balances from time to time outstanding hereon, and the interest rate applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Bridge Loans made to it under the Credit Agreement together with accrued interest thereon.

         This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of July 1, 1998, among the Borrower, the Banks party thereto, and Bank of Montreal as Agent for the Banks (such Amended and Restated Credit Agreement as the same may from time to time be amended being referred to as the "Credit Agreement") and payment hereof is secured by the Loan Documents, and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement and Loan Documents reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

         Prepayments may be made hereon, certain prepayments are required to be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.



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         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       VISION TWENTY-ONE, INC.


                                       By
                                         --------------------------------------
                                       Name
                                           ------------------------------------
                                       Title
                                            -----------------------------------



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